UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 10, 2016

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	033-44383	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue Sioux Falls, SD (Address of principal executive offices)	57104 (Zip Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                                  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

HF Financial Corp. (the “Company”) held its special meeting of stockholders on May 10, 2016. The matters that were voted upon at the meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

The proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”) dated as of November 30, 2015, between the Company and Great Western Bancorp, Inc., a Delaware corporation (“Great Western”), providing for Great Western’s acquisition of the Company through the merger of the Company with and into Great Western (the “Merger”), was approved.  The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
5,481,229	110,740	15,193	—

The proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to HF’s named executive officers in connection with the Merger was approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
5,066,833	428,794	111,535	—

The proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement was approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
5,080,605	507,550	19,007	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp. (Registrant)

Date: May 11, 2016	By:	/s/Stephen M. Bianchi
Stephen M. Bianchi, President and
Chief Executive Officer
(Duly Authorized Officer)

Date: May 11, 2016	By:	/s/Brent R. Olthoff
Brent R. Olthoff, Senior Vice President,
Chief Financial Officer and Treasurer
(Principal Financial Officer)